UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

USA Capital First Trust Deed Fund, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-120102	88-0491003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4484 South Pecos Road, Las Vegas, Nevada	89121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 734-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

Effective June 8, 2005, as a result of certain reorganization efforts, the management of USA Capital First Trust Deed Fund, LLC (the “Fund”) was revised as follows:

•	USA Capital Realty Advisors, LLC remains as the Fund’s manager;

•	Joseph D. Milanowski was appointed as the manager of USA Capital Realty Advisors, LLC, replacing USA Investment Partners, LLC; and

•	Joseph D. Milanowski and Paul S. Hamilton became the sole members of USA Capital Realty Advisors, LLC, replacing USA Investment Partners, LLC.

Previously, the Fund’s manager, USA Capital Realty Advisors, LLC, was managed and owned by USA Investment Partners, LLC. As a result of the reorganization, neither USA Investment Partners, LLC nor Thomas A. Hantges will have any management or ownership interest, either directly or indirectly, in the Fund or USA Capital Realty Advisors, LLC. The reorganization of the Fund’s management was not a result of any disagreement with the Fund or any of the Fund’s operations, policies or practices.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA CAPITAL FIRST TRUST DEED FUND, LLC
(Registrant)

Date: June 15, 2005	By:	USA CAPITAL REALTY ADVISORS, LLC
	Its:	Manager

		By:	/s/ Joseph D. Milanowski
Joseph D. Milanowski
		Its:	Manager

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